EXHIBIT 23(b)


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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CEL-SCI Corporation on Form S-3 of our report dated December 15, 2003, appearing in the Annual Report on Form 10-K of CEL-SCI Corporation for the year ended September 30, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

McLean, Virginia
December 15, 2003